Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES TO ISSUE UP TO $250 MILLION IN SENIOR UNSECURED NOTES

WASHINGTON, D.C. – May 12, 2021 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust focused primarily on the acquisition, development and management of Class A commercial properties leased to U.S. Government agencies, announced today that it has entered into a note purchase agreement to issue up to $250 million principal amount of fixed rate senior unsecured notes (the “Notes”).  The Notes will be issued and sold by Easterly Government Properties LP, the Company’s operating partnership, pursuant to a Note Purchase Agreement dated May 11, 2021, in the following two tranches:

•	$50 million 2.62% (7-year Treasury + 140 basis point spread) Senior Notes, Series A, due October 14, 2028
•	$150 million 2.89% (ICUR9 + 145 basis point spread) Senior Notes, Series B, due October 14, 2030

The weighted average maturity of the Notes is 8.5 years, and the weighted average interest rate is 2.82%. The Notes are expected to be issued on October 14, 2021, subject to customary closing conditions.

The Company’s operating partnership has the option to increase the Series B tranche of the Notes up to a principal amount of $200 million.

“The strength of the Company’s stable cash flows backed by the full faith and credit of the United States Government was once again demonstrated in the private placement market,” said Meghan G. Baivier, Easterly’s Chief Financial Officer. “Through this transaction, we were able to extend our debt maturities and provide additional dry powder for future acquisitions at a cost of debt that reflects the superior credit quality of our underlying U.S. Government tenant.”

The Notes have not been and will not be registered under the Securities Act of 1933 or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States or any other jurisdiction absent registration or an exemption from the registration requirements of the Securities Act of 1933 and the applicable securities laws of any state or other jurisdiction.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased through the U.S. General Services Administration (GSA).  For further information on the company and its properties, please visit www.easterlyreit.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 24, 2021. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

IR@easterlyreit.com

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